Page 62 of 75 Pages
                                PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT (this "Agreement") is made as of this 21st day of August, 2000, by and between LAZAR & COMPANY I.G., LLC, a New York limited liability company (hereinafter, together with its successors and assigns, the "Pledgor") and CONTINENTAL CHOICE CARE, INC., a New Jersey corporation (hereinafter, together with its successors and assigns, the "Pledgee"). Capitalized terms used in this Agreement but not defined upon their first usage are defined in Section 9.1, unless otherwise noted.

                  WHEREAS, the Pledgor and the Pledgee have entered into a Purchase Agreement dated as of June 7, 2000 (the "Purchase Agreement"), upon the terms and subject to the conditions of which the Pledgee has agreed to sell to the Pledgor certain "Shares" and a "Warrant" (as defined in the Purchase Agreement); and

                  WHEREAS, in connection with the Purchase Agreement, the Pledgor has executed and delivered to the Pledgee a promissory note dated August 21, 2000 in the original principal amount of $1,050,000 (the "Promissory Note") in partial payment of the "Purchase Price" (as defined in the Purchase Agreement) for the Shares and the Warrant; and

                  WHEREAS, it is a condition to the Pledgee's execution and delivery of the Purchase Agreement and the receipt and acceptance of the Promissory Note that, in order to secure the payment and performance in full of all of the obligations of the Pledgor under the Promissory Note, the Pledgor pledge to the Pledgee: (1) all of the Shares, and (2) 840,000 shares of common stock of Tutor 2000, Inc. (the "Tutor 2000 Shares"), upon the terms and conditions contained in this Agreement.

        NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties agree as follows:


                                    ARTICLE 1

                         PLEDGE AND ASSIGNMENT BY THE PLEDGOR

         1.1 Pledge and Assignment.  Pursuant to the Purchase  Agreement and the
             ---------------------
Promissory Note, and in order to secure the payment and performance in full of all of the Pledgor's Obligations (whether existing on the date of this Agreement or arising at any time or times thereafter), the Pledgor, as beneficial owner, hereby pledges, hypothecates and assigns to the Pledgee, and hereby grants to the Pledgee a continuing security interest in, the following: (a) each of the Initial Pledged Securities and all of the certificates representing the Initial Pledged Securities; (b) all of the Pledged Securities which shall be issued, distributed or transferred at any time or times after the date of this Agreement and all of the certificates representing such Pledged Securities; (c) all of the Pledged Securities Dividends; and (d) all of the Pledgor's rights, title, interests, claims and remedies and all other benefits whatever now existing or hereafter arising in, to, under or in respect of all of the Initial Pledged Securities, all of the other Pledged Securities, all of the Pledged Securities Dividends and all of the income and proceeds of any thereof.

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                                                             Page 63 of 75 Pages

                  TO HAVE AND TO HOLD all of the foregoing unto the Pledgee, subject, however, to the terms and conditions set forth in this Agreement.
-------  -------

         1.2    Delivery of Certificates Representing Pledged Securities.
                --------------------------------------------------------

                  (a) All of the certificates representing the Initial Pledged Securities have been delivered by the Pledgor to the Pledgee in pledge on the date of this Agreement. Each of such certificates names the Pledgor as the owner of record of the Initial Pledged Securities represented thereby. Each of the Initial Pledged Securities has been duly transferred by the Pledgor pursuant to instruments of transfer which have been duly executed in blank and delivered to the Pledgee by the Pledgor.

                  (b) If (and on each occasion that) any Additional Pledged Securities shall, at any time after the date of this Agreement, be issued, distributed or otherwise transferred, the Pledgor will forthwith (i) cause all of the certificates representing such Additional Pledged Securities to be delivered to the Pledgee, and (ii) execute in blank and deliver to the Pledgee instruments of securities transfer, satisfactory to the Pledgee in form and substance, by which each of such Additional Pledged Securities shall be duly transferred by the Pledgor to the Pledgee. Each of such certificates will name the Pledgor as the owner of record of such Additional Pledged Securities represented thereby.

         1.3      Voting Power.
                  ------------

                  (a) Until a Notice of Acceleration is given to the Pledgor, the Pledgor will be permitted to exercise all voting powers pertaining to Pledged Securities for any purpose not inconsistent with the terms of this Agreement or the Promissory Note.

                  (b) The Pledgor acknowledges and agrees with the Pledgee that, unless the Pledgee otherwise consents, the Pledgor shall have no rights whatever to exercise any voting powers pertaining to any Pledged Securities at any time after a Notice of Acceleration is given by the Pledgee to the Pledgor.

         1.4      Cash Dividends.
                  --------------

                  (a) Until a Notice of Acceleration is given by the Pledgee to the Pledgor, the Pledgor will be permitted to receive, collect and recover ordinary cash dividends payable in respect of the Pledged Securities (subject to the covenants and obligations of the Pledgor under Article 3 of this Agreement) except that all such cash dividends shall be immediately applied by the Pledgor in payment of any outstanding amounts under the Promissory Note.

                  (b) The Pledgor acknowledges and agrees with the Pledgee that the Pledgor shall have no rights prior to the release of all of the Collateral pursuant to Section 5.4(a) (whether before or after a Notice of Acceleration is given by the Pledgee to the Pledgor) to receive, collect or recover any Pledged Securities Dividends payable (i) in shares of any class of the capital stock of

                                        2

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the  Pledgee or of the capital  stock of any other  entity,  (ii) in  securities convertible into or exchangeable for or carrying any rights to acquire any shares of any class in the capital stock of the Pledgee or the capital stock of any other entity, (iii) in options or any other rights to acquire any shares of any class in the capital stock of the Pledgee or of the capital stock of any other entity, or (iv) in any other property of any kind other than cash.

                  (c) The Pledgor hereby covenants with the Pledgee that, if (and on each occasion that) the Pledgor shall receive, collect or recover any Pledged Securities Dividends in violation or contravention of the provisions of this Agreement or the Promissory Note prior to the release of all of the Collateral pursuant to Section 5.4(a), then the Pledgor will hold the dividends so received, collected or recovered in trust for the Pledgee without commingling the same with any other property or funds of the Pledgor, and, promptly after any such dividends shall be received, collected or recovered by the Pledgor, the Pledgor will pay or deliver the same directly to the Pledgee.



                                    ARTICLE 2

                                 REPRESENTATIONS

         The Pledgor hereby represents and warrants to the Pledgee as follows:

         2.1 Beneficial Ownership of Initial Pledged Securities.  The Pledgor is
             --------------------------------------------------
the sole record and beneficial owner of each of the Initial Pledged Securities. None of the Initial Pledged Securities is subject to any pledge, hypothecation, assignment, mortgage, lien, security interest, charge or other encumbrance of any kind except that created by this Agreement (unless created by the Pledgee after the date of this Agreement). None of the Initial Pledged Securities is subject to any shareholder agreements, voting agreements, voting trusts, trust deeds, irrevocable proxies or any other similar agreements or instruments, except this Agreement (unless created by the Pledgee after the date of this Agreement).

         2.2  Binding  Effect  of  Agreement.   This  Agreement  has  been  duly
              ------------------------------
authorized, executed and delivered by the Pledgor and is in full force and effect. All of the agreements and obligations of the Pledgor contained in this Agreement constitute legal, valid and binding obligations of the Pledgor enforceable against the Pledgor in accordance with their respective terms.


                                    ARTICLE 3

                                    COVENANTS

         3.1  Defense of the  Pledgee's  Title and Rights.  The  Pledgor  hereby
              -------------------------------------------
covenants with the Pledgee that the Pledgor will defend the Pledgee's right, title and property interest in and to all of the Pledged Securities. So long as the Pledgor's Obligations remain outstanding and subject to Article 5, the Pledgor will not sell, assign or otherwise transfer or dispose of any of the Pledged Securities, and it will not create, assume, incur or permit to exist any mortgage, lien, pledge, charge, security interest or other encumbrance of any

                                       3

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                                                             Page 65 of 75 Pages

kind in respect of any of the Pledged Securities;  excluding, however, the lien,
                                                   ---------  -------
pledge, and security interest created under this Agreement.

         3.2  Shareholders  Agreements.  The Pledgor  hereby  covenants with the
              ------------------------
Pledgee that the Pledgor will not, with respect to any of the Pledged Securities, enter into any shareholder agreements, voting agreements, voting trusts, trust deeds, irrevocable proxies or any other similar agreements or instruments, except this Agreement, which would restrain, prohibit or adversely affect the satisfaction by the Pledgor of its obligations under this Agreement.


                                    ARTICLE 4

                                POWER OF ATTORNEY

         The Pledgor hereby absolutely and irrevocably constitutes and appoints the Pledgee the Pledgor's true and lawful agent and attorney-in-fact, with full power of substitution, in the name of the Pledgor or in the name of the Pledgee or in the name of any of the Pledgee's substitute agents or attorneys: (a) to execute such documents and instruments and do all such acts and things which the Pledgor ought to do under the covenants and provisions contained in this Agreement; (b) to take any and all such action as the Pledgee or any of its substitute agents or attorneys may, in its or their sole and absolute discretion, determine to be necessary or advisable for the purpose of maintaining, preserving or protecting the security constituted by this Agreement or any of the rights, remedies, powers or privileges of the Pledgee under this Agreement; and (c) generally, in the name of the Pledgor or in the name of the Pledgee or in the name of any of the Pledgee's substitute agents or attorneys, to exercise all or any of the powers, authorities and discretions conferred on or reserved to the Pledgee by or pursuant to this Agreement, and (without prejudice to the generality of any of the foregoing) to seal and deliver or otherwise perfect any deed, assurance, agreement, instrument or act which the Pledgee or any of the Pledgee's substitute agents or attorneys may deem proper in or for the purpose of exercising any of such powers, authorities or discretions. The Pledgor hereby ratifies and confirms, and hereby agrees to ratify and confirm, whatever the Pledgee or any of the Pledgee's substitute agents or attorneys shall do or purport to do in the exercise of the power of attorney granted to the Pledgee pursuant to this Article 4, which power of attorney, being given for security, is irrevocable. The Pledgee shall not exercise the power of attorney granted pursuant to this Article 4 unless the Pledgee gives the Pledgor seven days' prior written notice of the action required to be taken by the Pledgor and the Pledgor fails to take such action during the seven day period.


                                    ARTICLE 5

               TERMS OF THE SECURITY HELD AND RELEASE OF SECURITY

         5.1      Continuing  Security.  The security created by this  Agreement
                  --------------------
shall be held by the Pledgee as a continuing security for the payment and performance of all of the Pledgor's Obligations (whether existing on the date of this Agreement or arising from time to time thereafter). This Agreement, all of

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the rights,  remedies,  powers and  privileges of the Pledgee  hereunder and the security created hereby shall be in addition to, and shall not in any way be prejudiced or affected by, any other collateral or any other security now or at any time or times hereafter held by the Pledgee for all or any part of the Pledgor's Obligations. Each and every right, remedy, power and privilege conferred on or reserved to the Pledgee shall be cumulative and in addition to, and not in limitation of, each and every other right, remedy, power or privilege conferred on or reserved to the Pledgee under this Agreement or otherwise existing or arising. All of the rights, remedies, powers and privileges vested in the Pledgee may be exercised at such time or times and in such order and manner as the Pledgee may, in its sole and absolute discretion, deem expedient.

         5.2      Waivers of Notice;  Assent. The  agreements and obligations of
                  --------------------------
the Pledgor to the Pledgee hereunder and the security constituted hereby shall not be, to any extent or in any way or manner whatsoever, satisfied, discharged, impaired, diminished, released or otherwise affected by any of the following, whether or not the Pledgor shall have had any notice or knowledge of any thereof: (a) the absorption, consolidation, merger or amalgamation of, or the effectuation of any other change whatsoever in the name, membership, constitution or place of formation of, the Pledgor, the Pledgee, or any of their respective subsidiaries or affiliates; (b) any extension or postponement of the time for the payment or performance of all or any part of the Pledgor's Obligations, the acceptance of any partial payment on all or any part of the Pledgor's Obligations, any and all other indulgences whatsoever by the Pledgee in respect of all or any part of the Pledgor's Obligations, the taking, addition, substitution or release, in whole or in part, of any security for all or any part of the Pledgor's Obligations, or the addition, substitution or release, in whole or in part, of any person or persons primarily or secondarily liable in respect of all or any part of the Pledgor's Obligations; (c) any action or delay in acting or failure to act on the part of the Pledgee under this Agreement or the Promissory Note or in respect of all or any part of the Pledgor's Obligations, (d) any modification or amendment of, or any supplement or addition to, the Promissory Note; (e) any waiver, consent or other action or acquiescence by the Pledgee at any time in respect of any default by the Pledgor in the performance or observance of or the compliance with any term, covenant, condition, agreement or obligation contained in the Promissory Note; or (f) the Promissory Note or any provisions of any thereof shall at any time and for any reason whatsoever cease to be in full force and effect or shall be declared null and void or illegal, invalid, unenforceable or inadmissible in evidence. The Pledgor hereby absolutely and irrevocably assents to and waives notice of any and all events, conditions, matters and things hereinbefore specified in clauses
(a) to (f), inclusive, of this Section 5.2.

         5.3      No Implied Waivers.  No course of dealing between the Pledgor
                  ------------------
and the Pledgee, and no delay on the part of the Pledgee in exercising any right, remedy, power or privilege hereunder or provided by statute or by law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, remedy, power or privilege or be construed as a waiver of any default or as an acquiescence therein; and any single or partial exercise of any such right, remedy, power or privilege shall not preclude any other or further exercise thereof or the exercise of any other rights, remedies, powers or privileges.

         5.4      Release of Collateral.
                  ---------------------

                  (a) Satisfaction of all of the Pledgor's Obligations. Upon the
                      ------------------------------------------------
payment and satisfaction in full of all of the Pledgor's Obligations to the Pledgee, the Pledgee will, at the cost and expense of the Pledgor, (i) release

                                       5

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all of the Pledged  Securities  and  reassign  to the  Pledgor all such  Pledged
Securities, and (ii) do and execute all such acts, things and instruments as in the reasonable opinion of the Pledgor are necessary to effect such release or reassignment.

                  (b)  Satisfaction  of a Portion of the Pledgor's  Obligations.
                       --------------------------------------------------------
Upon the payment and satisfaction in full of a portion of the Pledgor's Obligations to the Pledgee, and in accordance with Section 5.5, the Pledgee will, at the cost and expense of the Pledgor, (i) release a pro-rated portion of the Collateral and reassign to the Pledgor such pro-rated portion of the Collateral, and (ii) do and execute all such acts, things and instruments as in the reasonable opinion of the Pledgor are necessary to effect such release or reassignment.

                  (c)  Additional  Pledged  Securities.  Upon the request of the
                       -------------------------------
Pledgor, and subject to Section 5.5, the Pledgee will, at the cost and expense of the Pledgor, (i) release all or a portion of the Collateral and reassign to the Pledgor all or such portion of the Collateral upon the pledge by the Pledgor of Additional Pledged Securities in exchange for such Collateral, so long as such Additional Pledged Securities are equal or greater in value than the Collateral requested to be released, and (ii) do and execute all such acts, things and instruments as in the reasonable opinion of the Pledgor are necessary to effect such release or reassignment.

         5.5      Value of  Collateral.  Collateral may be released  pursuant to
                  --------------------
Section 5.4 so long as the value of the Collateral remaining after any such proposed release would equal 115% of the then outstanding principal amount of the Note and unpaid accrued interest thereon. In the event that the Pledgor pledges any Additional Pledged Securities in exchange for Initial Pledged Securities, the value of the Collateral at all times thereafter shall equal or exceed 115% of the then outstanding principal amount of the Note and unpaid accrued interest thereon, to be calculated as follows:

                  (a) remaining Initial Pledged Securities comprised of Shares shall be valued at 100% of the last market closing price of Continental Choice Care, Inc.'s Common Stock on the Nasdaq SmallCap (or such other market or exchange on which Continental Choice Care, Inc.'s Common Stock is then listed); and

                  (b) remaining Initial Pledged Securities comprised of Tutor 2000 Shares and/or Additional Pledged Securities shall be valued at (i) the last market closing price of such Additional Pledged Security if such Additional Pledged Security is then freely tradeable in an established public market, or
(ii) such value as determined in good faith by the Pledgor and the Pledgee if such Additional Pledged Security is not then freely tradeable in an established public market, provided, however, if the Pledgor and the Pledgee are unable to
                --------   -------
agree upon a value for any such proposed Additional Pledged Security after using reasonable efforts to do so, the Pledgor may not pledge such security in exchange for any Collateral.

Following any release or exchange of all or a portion of the Collateral pursuant to Section 5.4(c), in the event that the value of the Collateral is less than 100% of the then outstanding principal amount of the Note for 30 consecutive days, the Pledgor shall pledge such Additional Pledged Securities as necessary to increase the value of the Collateral to 115% of the then outstanding principal amount of the Note.

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                                    ARTICLE 6

                           ENFORCEMENT OF THE SECURITY

          6.1     Conditions of  Enforceability of the Security. If any Event of
                  ---------------------------------------------
Default (as defined in the Promissory Note) shall at any time occur, the Pledgee may, by giving notice to the Pledgor, declare all of the Pledgor's Obligations immediately due and payable. Upon the giving of any such notice, all of the Pledgor's Obligations shall (to the extent not already due and payable) become and be immediately due and payable, and the security constituted by this Agreement shall become immediately enforceable by the Pledgee, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly and irrevocably waived by the Pledgor, except that the Pledgee shall execute and agree to be bound by the terms, to the extent then required thereby, of the Agreement dated June 5, 2000 among Shlomo Lazar, Chaim Lazar and Health Care Financial Corporation, LLC, with respect to capital stock of Tutor 2000 Incorporated.

         6.2      Evidence of  Pledgor's  Obligations.  In any legal proceedings
                  -----------------------------------
against the Pledgor for enforcing any agreements or obligations of the Pledgor under this Agreement, a certificate of the Pledgee as to the aggregate amount of all of the Pledgor's Obligations shall be conclusive evidence thereof absent manifest error.

         6.3      Manner  of   Enforcement  of  Security.  At any time after the
                  --------------------------------------
security constituted by this Agreement shall have become enforceable, the Pledgee shall have, in any jurisdiction where enforcement is sought, all of the rights, remedies, powers and privileges conferred on the Pledgee, as secured party, under the Uniform Commercial Code of the State of New Jersey, and, without limiting the generality of the foregoing, the Pledgee shall have the full right and power in respect of the Collateral or any part thereof in the Pledgee's sole and complete discretion to do all and any of the following things:

                  (a) to cause all or any of the Initial Pledged Securities comprised of Shares to be reacquired by the Pledgee and thereafter canceled, and the value thereof (as determined pursuant to Section 5.5) applied to the original principal amount of the Note;

                  (b) to take possession of the Collateral or any part thereof, wherever the same may be, without legal process and without compliance with any other condition precedent imposed by statute, rule of law or otherwise (all of which the Pledgor hereby expressly and irrevocably waives), and to call in, collect, convert into money or otherwise deal with the Collateral or any part thereof with full power to sell (including the power to postpone such sale) the Collateral or any part thereof, either together or in lots, and either by public auction or private contract, and either for a lump sum or for a sum payable by installments or for a sum on account and a mortgage or charge for the balance, and with full power upon every sale to make any special or other stipulation as to title or evidence thereof or otherwise which the Pledgee shall deem proper, and with full power to buy in or rescind or vary any contract for sale of the Collateral or any part thereof and to resell the same without being responsible for any loss which may be occasioned thereby, and with full power to compromise and effect compositions, and, for the purposes aforesaid or any of them, to execute and do all such assurances and things as the Pledgee may think fit;

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                  (c) to settle,  adjust,  compromise  and arrange all accounts, reckonings, controversies, questions, claims and demands whatsoever in relation to all or any part of the Collateral;

                  (d) to cause all or any of the Pledged Securities and all or any other Collateral to be sold, assigned or transferred to the Pledgee or to any other person or persons and to be registered in the name of the Pledgee or any other person or persons and to exercise or permit the exercise of any powers or rights incident to all or any part of the Collateral in such manner as the Pledgee shall think fit, and, in respect of all or any of the Pledged Securities, to exercise or permit the exercise of all rights and powers conferred by statute or otherwise upon a registered holder or owner of record thereof, including, without limitation, the calling or causing to be called of meetings, and proposing or causing to be proposed resolutions (whether ordinary or special resolutions), including resolutions for winding up and voting at meetings;

                  (e) to execute and do all such contracts, agreements, deeds, documents and things, and to bring, defend and abandon all such actions, suits and proceedings in relation to all or any part of the Collateral as the Pledgee shall think expedient;

                  (f) to appoint managers, agents, officers and servants for any of the purposes mentioned in the foregoing provisions of this Section 6.3 for such periods as the Pledgee shall think fit and to dismiss the same; and

                  (g) generally, to do all such other acts and things as may be considered incidental or conducive to any of the matters or powers mentioned in the foregoing provisions of this Section 6.3 and which the Pledgee may or can do lawfully and to use the name of the Pledgor for the purposes aforesaid and in any proceedings arising therefrom.

                  Without limiting the foregoing and so long as the Shares are not registered for resale under a then effective registration statement, at any bona fide public sale, and to the extent permitted by law, at any private sale, the Pledgee shall be free to purchase all or any part of the Collateral, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released. Any such sale may be on cash or credit. Following any such sale, the value of the Collateral sold (as determined pursuant to Section 5.5), shall be applied to the original principal amount of the Note. The Pledgee shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account in compliance with Section 4(1) or Section 4(2) or Regulation D of the Securities Act of 1933, as amended (the "Act") or any other applicable exemption available under the Act. The Pledgee will not be obligated to make any sale if it determines not to do so, regardless of the fact that notice of the sale may have been given. The Pledgee may adjourn any sale and sell at the time and place to which the sale is adjourned. If the Collateral is customarily sold on a recognized market or threatens to decline speedily in value, the Pledgee may sell such Collateral at any time without giving prior notice to the Pledgor. Whenever notice is otherwise required by law to be sent by the Pledgee to the Pledgor of any sale or other disposition of the Collateral, five days written notice sent to the Pledgor will be deemed reasonable.

                                                             Page 70 of 75 Pages

                  The Pledgor recognizes that the Pledgee may, if the Shares are not registered for resale under a then effective registration statement, be unable to effect or cause to be effected a public sale of the Collateral by reason of certain prohibitions contained in the Act, so that the Pledgee may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and without a view to the distribution or resale thereof. The Pledgor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sales, and agrees that the Pledgee has no obligation to delay or agree to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of the securities which are part of the Collateral (even if the issuer would agree) to register such securities for sale under the Act. The Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

         6.4      Cooperation of the  Pledgor.  The Pledgor  recognizes that the
                  ---------------------------
Initial Pledged Securities are not readily marketable and that the Initial Pledged Securities or any Additional Pledged Securities may not be marketable at all. In order, therefore, to enable the Pledgee to use such means as the Pledgee may determine necessary or advisable to realize upon the Collateral from time to time, and in order to induce the Pledgee to enter into the Purchase Agreement in reliance upon the Collateral, the Pledgor hereby absolutely and irrevocably consents that the Pledgee may use whatever means the Pledgee may reasonably consider necessary or advisable to sell any or all of the Collateral at any time or times after the security constituted by this Agreement shall have become enforceable, including, without limitation, the giving of options to purchase any or all of the Collateral and the giving of credit to any purchaser of the Collateral.

         6.5      Protection  of  Persons  Dealing  with  Agent.  No  purchaser,
                  ---------------------------------------------
mortgagor, mortgagee, lender, debtor or other person dealing with the Pledgee or with any attorney or agent of the Pledgee shall be concerned to inquire (a) whether the security constituted by this Agreement has become enforceable, (b) whether any power exercised or purported to be exercised hereunder has become exercisable, (c) whether any money remains due upon the security of this Agreement, (d) as to the propriety, regularity or purpose of the exercise of any power hereunder, or (e) as to the application of any money paid to the Pledgee or to any such attorney or agent.

         6.6      Protection of Security.  In addition  to the rights and powers
                  ----------------------
hereinabove given, the Pledgee may, whether or not any Event of Default shall have occurred and whether or not the security constituted by this Agreement shall have become enforceable, enter into possession of and hold, or appoint a receiver to take possession of and hold, any part of the Collateral which may at any time appear to the Pledgee in danger of being taken under any process of law by any creditor of the Pledgor or to be in jeopardy or otherwise endangered.

                                                             Page 71 of 75 Pages

                                    ARTICLE 7

                       APPLICATION OF MONEY IN COLLATERAL

         Cash realized by the Pledgee after the security constituted by this Agreement shall have become enforceable as well as all cash then held or at any time or times thereafter received by the Pledgee as realizations of all or any part of the Collateral shall be held by the Pledgee to apply the same as follows:

         FIRST:  in or towards the payment and  discharge of all (if any) debts,
         -----
damages and liabilities, the payment of which shall be secured by any assignments, mortgages, security interests, charges, liens or other encumbrances having priority over the rights of the Pledgee in and to such money;

         SECOND:  in or  towards  the  payment  of,  or (as the case may be) the
         ------
reimbursement of, the Pledgee for or in respect of all costs, expenses, disbursements and losses which shall have been incurred or sustained by the Pledgee in or about or incidental to the collection of such money by the Pledgee or the exercise, protection or enforcement by the Pledgee of all or any of the rights, remedies, powers and privileges of the Pledgee under this Agreement or in respect of the Collateral and in or towards the provision of adequate indemnity to the Pledgee against all taxes or liens which by law shall have, or may have, priority over the rights of the Pledgee in and to such money;

         THIRD:  in or towards the payment of all of the Pledgor's Obligations;
         -----

         FOURTH:  to the  payment of the  surplus  (if any) to the Pledgor or to
         ------
such other person or persons as shall be entitled to receive such surplus.

        If after exhausting all of the Collateral there is a deficiency, the Pledgor will be liable therefor to the Pledgee; provided, however, that nothing
                                                --------   -------
contained herein will obligate the Pledgee to proceed against the Pledgor or any other party obligated under the Pledgor's Obligations or against any other collateral for the Pledgor's Obligations prior to proceeding against the Collateral.


                                    ARTICLE 8

                        PROVISIONS OF GENERAL APPLICATION

         8.1      Notices.
                  -------

                  (a) All demands, notices, communications and reports ("notices") provided for in this Agreement will be in writing and will be either personally delivered, mailed by registered or certified mail (return receipt requested) or sent by reputable overnight courier service (delivery charges prepaid) to any party at the address specified below, or at such address, to the attention of such other person, and with such other copy, as the recipient party has specified by prior written notice to the sending party pursuant to the

                                                             Page 72 of 75 Pages

provisions of this Section 8.1.

                  If to the Pledgor:
                  -----------------

                  Lazar & Company I.G., LLC
                  One Penn Plaza, 36th Floor
                  New York, New York 10119
                  Attention:  President

                  with a copy, which will not constitute  notice to the Pledgor,
                  --------------------------------------------------------------
                  to:
                  --

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  590 Madison Avenue
                  New York, New York  10022
                  Attention:  Steven H. Scheinman
                  Facsimile Number:  (212) 872-1002

                  If to the Pledgee:
                  -----------------

                  Continental Choice Care, Inc.
                  44 Aspen Drive
                  Livingston, New Jersey  07039
                  Attention:  President

                  with a copy, which will not constitute  notice to the Pledgee,
                  --------------------------------------------------------------
                  to:
                  --

                  Pitney, Hardin, Kipp & Szuch LLP
                  200 Campus Drive
                  P.O. Box 1945
                  Morristown, New Jersey  07962-1945
                  Attention:  Joseph Lunin
                  Facsimile Number:  (973) 966-1550

                  (b) Any such notice will be deemed to have been given when delivered, on the third business day after deposit postage pre-paid in the U.S. mail, or on the business day after deposit with a reputable overnight courier services delivery charges pre-paid, as the case may be.

         8.2      Indemnification.   Following  the   occurrence  of an Event of
                  ---------------
Default and while such Event of Default is continuing, without prejudice to any of the other provisions of this Agreement, the Pledgor will pay to the Pledgee, on demand by the Pledgee at any time and as often as the occasion therefor may require, any and all reasonable costs, charges, expenses and other sums expended, paid or debited in account by the Pledgee, whether by itself or through any receiver, attorney, substitute or agent, for any of the purposes referred to in this Agreement or otherwise howsoever in relation to the security over the Collateral or any part thereof created by this Agreement, including (without prejudice to the generality of the foregoing) the reasonable

                                                             Page 73 of 75 Pages

remuneration of any such receivers, attorneys, substitutes or agents employed by the Pledgee for any such purposes and any and all other reasonable costs, charges and expenses (whether in respect of litigation or not) incurred in the maintenance, preservation, protection, realization or enforcement of, or the collection and recovery of any moneys from time to time arising under, such security (or any security collateral or supplemental thereto), or in realizing or exercising any other power, authority or discretion in relation to the Collateral or any part thereof, or otherwise incurred under any provision of this Agreement, to the intent that the Pledgee shall be afforded a full and unlimited indemnity in respect thereof, and, until so repaid, such costs, charges, expenses and other sums shall be charged on the Collateral (but without prejudice to any other remedy, lien or security available to the Pledgee).

         8.3      Further  Assurances.  The  Pledgor  hereby further agrees with
                  -------------------
the Pledgee to execute, acknowledge and deliver any and all such further assurances and other deeds, agreements or instruments, and to take or cause to be taken all such other action, as shall be reasonably requested by the Pledgee from time to time in order to give full effect to this Agreement and to maintain, preserve, safeguard and continue at all times all or any of the rights, remedies, powers and privileges of the Pledgee under this Agreement, all without any cost or expense to the Pledgee. Without limiting the foregoing, if the Collateral includes securities or any other financial or other assets maintained in a securities account, then the Pledgor agrees to cause the financial or securities intermediary on whose books and records the ownership interest of the Pledgor in the Collateral appears to execute and deliver a notification and control agreement satisfactory to the Pledgee in order to perfect and protect the Pledgee's security interests in the Collateral.

         8.4      Binding  Effect.  This  Agreement  shall be binding  upon and
                  ---------------
inure to the benefit of the Pledgor and the Pledgee and their respective successors and assigns; except that (i) the Pledgor shall not have the right to assign its obligations hereunder or any interest herein without the prior written consent of the Pledgee, and (ii) the Pledgor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Pledgee unless any such assignment is to any successor to its business, by operation of law, or pursuant to a pledge by the Pledgee to secure obligations of the Pledgee.

         8.5      Severability.  In  the  event  that  any  one or  more  of the
                  ------------
provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law applicable thereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and the Pledgor hereby agrees with the Pledgee to execute any new agreement, deed or other instrument necessary to remedy such invalidity, illegality or unenforceability or in order to preserve the security constituted by the Collateral.

         8.6      Governing   Law.  This   Agreement  will  be  governed  by and
                  ---------------
construed in accordance with the domestic laws of the State of New Jersey, without giving effect to any choice of law or conflict rule of any jurisdiction that would cause the laws of any other jurisdiction to be applied. In furtherance of the foregoing, the internal law of the State of New Jersey will control the interpretation and construction of this Agreement, even if under any choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

                                                             Page 74 of 75 Pages

         8.7      Jurisdiction.   Each of  the  parties  hereby (a)  irrevocably
                  ------------
submits to the exclusive jurisdiction of the state courts of, and the federal courts located in, the State of New Jersey in any action or proceeding arising out of or relating to, this Agreement, (b) waives, and agrees to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution under the law of another jurisdiction, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and agrees not to seek, any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court.

         8.8      Effect of Headings.  The headings used  in this  Agreement are
                  ------------------
for the purpose of reference only and will not affect the meaning or interpretation of any provision of this Agreement.

         8.9      Execution  in   Counterparts.  The  parties  may execute  this
                  ----------------------------
Agreement in separate counterparts (no one of which need contain the signatures of all parties), each of which will be an original and all of which together will constitute one and the same instrument.

                                    ARTICLE 9
                                   DEFINITIONS

         9.1      Provisions  Pertaining to  Definitions.  For purposes of this
                  --------------------------------------
                  Agreement:

                  (a) "Additional Pledged Securities" means other shares of capital stock, bonds, notes or other securities from time to time pledged to the Pledgee (i) in exchange for any of the Pledged Securities in accordance with
Section 5.4(b), or (ii) in order to increase the value of the Collateral in accordance with Section 5.5; and "Additional Pledged Security" means any one of the Additional Pledged Securities.

                  (b) "Collateral" means, collectively, all of the Pledged Securities, all of the Pledged Securities Dividends, and all other property, assets, accounts and money, and all of the income, proceeds and products of any thereof, in, to, under or in respect of which the Pledgee or any of the nominees, agents or representatives of the Pledgee, by this Agreement or by any agreement or agreements supplemental hereto, shall acquire any rights or interests as security for the payment or performance of all or any part of the Pledgor's Obligations.

                  (c) "Initial  Pledged  Securities"  means (i) the Shares,  and
(ii) the Tutor 2000 Shares; all of which the Pledgor warrants are legally and beneficially owned by the Pledgor on the date of this Agreement, and the certificates for which shall be delivered by the Pledgor to the Pledgee in pledge upon the terms contained in this Agreement.

                  (d) "Notice of Acceleration" means a notice from the Pledgee to the Pledgor by which the Pledgee shall, as provided in the Promissory Note, declare all of the Pledgor's Obligations immediately due and payable.

                                                             Page 75 of 75 Pages

                  (e) "Pledged Securities" means, collectively, (i) the Initial Pledged Securities, (ii) any Additional Pledged Securities, and (iii) all other shares of capital stock into which any Initial Pledged Securities or Additional Pledged Securities may be converted, exchanged or reclassified or otherwise which may be issued, transferred or distributed on or in respect of all of any of the Initial Pledged Securities, the Additional Pledged Securities or other Pledged Securities.

                  (f) "Pledged Securities Dividends" means, collectively, (i) all dividends and distributions of every kind whatever which shall become and be due and payable or distributable on or in respect of all or any of the Pledged Securities, (ii) all payments of every kind whatever which shall become and be due and payable or distributable on account of the purchase, redemption, repurchase or other retirement of all or any of the Pledged Securities, and
(iii) all other distributions of every kind whatever (including, without limitation, all capital distributions) which shall become and be due and payable or distributable on or in respect of all or any of the Pledged Securities; and "Pledged Securities Dividend" means any one of the Pledged Securities Dividends.

                  (g) "Pledgor's  Obligations" means,  collectively,  all of the indebtedness, obligations and liabilities existing on the date of this Agreement or arising from time to time thereafter, whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Pledgor to the Pledgee under the Promissory Note and this Agreement; and "Pledgor's Obligation" means any one of the Pledgor's Obligations.

         IN WITNESS WHEREOF, this Pledge Agreement has been duly executed by or on behalf of each of the parties hereto as of the day and in the year first above written in the State of New Jersey.

                                    LAZAR & COMPANY I.G., LLC

                                    By:      LAZAR & COMPANY I.G., INC.
                                             Managing Member

                                    By:      /S/ Shlomo Lazer
                                             -----------------------
                                             Shlomo Lazar
                                             Chief Executive Officer


                                    CONTINENTAL CHOICE CARE, INC.



                                    By:      /S/ Steven L. Trenk
                                             -------------------
                                             Steven L. Trenk
                                             President